Exhibit 4.3

                             CERTIFICATE OF TRUST

                                      OF

                          BANKBOSTON CAPITAL TRUST I


          This Certificate of Trust is being executed as of November 20, 1996 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del. C. SectionSection 3801 et seq. (the "Act").
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          The undersigned hereby certifies as follows:

          1.  Name.  The name of the business trust is "BankBoston Capital
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Trust I" (the "Trust").

          2.  Delaware Trustee.  The name and business address of the
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Delaware resident  trustee of the  Trust meeting the requirements  of Section
3807 of the Act are as follows:

          The Bank of New York (Delaware)
          400 White Clay Center, Route 273
          Newark, Delaware 19711

          3.  Effective.  This Certificate of Trust shall be effective
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immediately upon filing in the  Office of the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.
                                   THE BANK OF NEW YORK,
                                   as Delaware Trustee



                                   By:
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                                   ADMINISTRATIVE TRUSTEE


                                   By:
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                                   ADMINISTRATIVE TRUSTEE


                                   By:
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                                   ADMINISTRATIVE TRUSTEE


                                   By:___________________